SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                 Date of earliest event reported: April 21, 2006

                                 MEMS USA, INC.
                       (Formerly Lumalite Holdings, Inc.)
                       ----------------------------------
               (Exact name of registrant as specified in charter)

   Nevada                               0-4846-3                82-0288840
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(State or other jurisdiction           (Commission             (IRS employer
 of incorporation)                     file number)          identification no.)

                         5701 Lindero Canyon Rd., #2-100
                           Westlake Village, CA 91362
                           --------------------------
                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code (818) 735-4750

Item 2.01   Completion of Acquisition or Disposition of Assets.

                  On April  21,  2006,  Hearst  Ethanol  One,  Inc.,  a  Federal
            Canadian Corporation ("HEO"), a majority-owned subsidiary of Registrant, completed the acquisition of approximately 720 acres of real property, together with all biomass material located thereon
            (approximately two million tons of woodwaste), located in the Township of Kendall, District of Cochrane, Canada (cumulatively, the "Property"), from C. Villeneuve Construction Co. LTD., a Canadian Corporation ("Villeneuve"), as provided under that agreement to purchase these assets earlier reported in Registrant's 8-K dated December 27, 2005 (the "Agreement"). The Property was purchased to provide the site and the biomass material for the construction and operation of a 120,000,000 gallon per year bio-renewable woodwaste-to-ethanol refinery to be owned by HEO and designed, built and managed by Convergence Ethanol, Inc. a division of Registrant. This on-site inventory of biomass is sufficient for 2 full years of production or 240,000,000 gallons of ethanol.

                  Pursuant to the  provisions of the  Agreement,  HEO issued ten point five percent (10.5%) of HEO's common shares to Villeneuve as consideration for the transfer of the Property. At the close of the transaction, Registrant owned 87 % of the common stock of HEO.

                  Pursuant to a  Memorandum  of  Understanding  entered  into on
            April 20, 2006 between HEO and Villeneuve to clarify the Agreement, Villeneuve shall be entitled to one member of HEO's board of directors for so long as Villeneuve is at least a ten percent (10%) shareholder of HEO. Villeneuve shall also be entitled to the right to manage, blast, or otherwise remove the stone aggregate material located on the Property. All blasting ceases prior to plant construction.

                  The closing of the  transaction  contemplated by the Agreement was contingent upon HEO obtaining an easement through and on that parcel of real property owned by Villeneuve described as parcel 711 Centre Cochrane for rail access to the Property, and another easement through and on the same parcel of real property for a two way road for truck access to the Property, and otherwise satisfying HEO's and Registrant's due diligence.

MEMS USA, Inc. (OTCBB:MEMS) is a California-based professional engineered systems and emerging ethanol producer (see Jan. 4, 2006, press release), is changing its name to Convergence Ethanol, Inc. In addition to its new name, the company will release a newly designed logo and website by May 31, 2006

For more information visit MEMS web site at www.memsusa.com

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         MEMS USA, INC.



Date: April 26, 2006                          By:   /S/ Richard W. York
                                                    ---------------------
                                                    Richard W. York, CFO